                                                                    EXHIBIT 99.2

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

INDEX TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS

Unaudited Combined Financial Statements:

  Combined Statement of Income for the nine months ended
  September 30, 2002 and 2001                                           1

  Combined Balance Sheet at September 30, 2002 and
  December 31, 2001                                                     2

  Combined Statement of Cash Flows for the nine months ended
  September 30, 2002 and 2001                                           3

  Notes to Combined Financial Statements                                4-7

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
UNAUDITED
(IN THOUSANDS)

                                                        2002             2001
                                                     ---------        ---------
Net sales, third parties                             $ 904,718        $ 796,665
Sales to IR affiliates                                   7,718            8,233
                                                     ---------        ---------
Total net sales                                        912,436          804,898
Cost of goods sold                                     766,099          672,628
Administrative, selling and service
engineering expense                                     72,077           60,324
Restructuring charges                                    3,229           13,150
Allocated IR costs                                      16,286           16,123
                                                     ---------        ---------
Operating income                                        54,745           42,673
Interest expense                                        12,999           13,452
Other income(expense), net                               4,373           (4,224)
                                                     ---------        ---------
Earnings before income taxes                            46,119           24,997
Provision for income taxes                              18,118           10,824
                                                     ---------        ---------
Net earnings                                         $  28,001        $  14,173
                                                     =========        =========

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED BALANCE SHEET
SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
UNAUDITED
(IN THOUSANDS)

                                                        2002             2001
                                                    -----------      -----------
ASSETS
 Current assets:
  Cash and cash equivalents                         $    24,917      $    10,760
  Accounts and notes receivable, less allowance
    for doubtful accounts of $3,088 in 2002 and
    $2,094 in 2001                                      139,814          123,017
  Inventories                                           149,429          152,387
  Prepaid expenses                                       17,479           10,880
  Due from affiliates                                    94,960           94,863
  Deferred income taxes                                  24,211           23,943
                                                    -----------      -----------
                                                        450,810          415,850
  Investments in and advances with partially
    owned equity companies                              106,808          104,466
  Property, plant and equipment:
  Land, buildings and improvements                      145,597          135,203
  Machinery and equipment                               537,082          517,928
                                                    -----------      -----------
                                                        682,679          653,131
  Less-accumulated depreciation                         336,263          308,086
                                                    -----------      -----------
                                                        346,416          345,045

 Goodwill and other intangible assets, net                6,836            6,381
 Deferred income taxes                                   92,155           86,404
 Other assets                                            57,383           55,216
                                                    -----------      -----------
      Total assets                                  $ 1,060,408      $ 1,013,362
                                                    ===========      ===========
LIABILITIES AND BUSINESS EQUITY
 Current liabilities:
  Accounts payable and accruals                     $   286,430      $   244,774
  Due to affiliates                                     118,890          131,877
  Loans                                                  10,660           15,811
                                                    -----------      -----------
                                                        415,980          392,462

 Due to affiliates                                      198,700          198,700
  Deferred income taxes                                  37,690           38,577
  Long term debt                                          3,573              603
  Other liabilities                                     202,269          212,432
                                                    -----------      -----------
      Total liabilities                                 858,212          842,774
                                                    -----------      -----------

  Business equity:
  Ingersoll-Rand Company Limited investment             216,493          197,322
  Accumulated other comprehensive income                (14,297)         (26,734)
                                                    -----------      -----------
      Business equity                                   202,196          170,588
                                                    -----------      -----------
      Total liabilities and Business equity         $ 1,060,408      $ 1,013,362
                                                    ===========      ===========

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

COMBINED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
UNAUDITED
(IN THOUSANDS)

                                                          2002           2001
                                                        --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                            $ 28,001       $ 14,173
Adjustments to arrive at net cash
  provided by operating activities:
Restructuring charges                                      3,229         13,150
Depreciation and amortization                             36,948         32,316
Gain on sale of property, plant
  and equipment                                             (348)          (363)
Equity earnings/losses, net                               (2,709)           670
Deferred income taxes                                     (6,021)         6,317
Changes in assets and liabilities:
(Increase)/decrease in:
  Accounts and notes receivable                           (9,361)       (28,005)
  Inventories                                             10,479         (3,022)
  Other assets                                            (6,661)        (1,551)
  (Decrease)/increase in:
  Accounts payable and accruals                           36,500         14,428
  Other liabilities                                      (17,286)         4,993
                                                        --------       --------
Net cash provided by operating activities                 72,771         53,106
                                                        --------       --------

Cash flows from investing activities:
Capital expenditures                                     (31,170)       (32,515)
Proceeds from sales of property, plant
  and equipment                                            1,428          3,733
Cash (invested in) or advances (to) from
  equity companies                                         1,818           (620)
                                                        --------       --------
Net cash used in investing activities                    (27,924)       (29,402)
                                                        --------       --------

Cash flows from financing activities:
(Decrease)/increase in borrowings                         (2,269)         4,356
Changes in due to (from) IR affiliates                   (19,543)       (24,233)
Change in IR investment                                   (8,829)       (10,416)
                                                        --------       --------
Net cash used in financing activities                    (30,641)       (30,293)
                                                        --------       --------
Effect of exchange rate changes on cash and
  cash equivalents                                           (49)          (649)
                                                        --------       --------
Net increase/(decrease) in cash and cash
  equivalents                                             14,157         (7,238)
Cash and cash equivalents - beginning of year             10,760         15,298
                                                        --------       --------
Cash and cash equivalents - end of period               $ 24,917       $  8,060
                                                        --------       --------

See accompanying notes to combined financial statements.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 1 - BUSINESS ACTIVITIES AND BASIS OF PRESENTATION:

The Ingersoll-Rand Engineered Solutions Business (the Business) is engaged in the design, manufacture, sale and service of precision bearing products and motion control components and assemblies. The Business' principal products include needle and roller bearings and other precision components. Throughout the period, the Business was treated as an operating business unit of Ingersoll-Rand Company Limited (IR). Historically, separate financial statements had not been prepared for the Business. In the opinion of management, the accompanying condensed combined financial statements contain all adjustments (including normal recurring accruals) necessary to present fairly the combined unaudited financial position as of September 30, 2002 and December 31, 2001 and results of operations for nine months ended September 30, 2002 and 2001.

The Business is a wholly owned operating business unit of IR. The accompanying combined financial statements were prepared to show the historical operating results of the entities comprising the Business. The combined financial statements of the Business include the results of bearing and precision components operations of the following entities, but exclude investments held by these entities in other IR affiliates that do not participate in engineered solutions operations:

LEGAL ENTITIES                                                        COUNTRY OF INCORPORATION
--------------                                                        ------------------------
The Torrington Company                                                United States
Torrington Holdings Inc.                                              United States
Kilian Manufacturing Corporation                                      United States
Torrington Inc.                                                       Canada
Torrington Wuxi Bearings Company, Limited                             China
Torrington France S.A.R.L.                                            France
Torrington GmbH                                                       Germany
Torrington Nadellager GmbH                                            Germany
Industrias del Rodamiento, S.A.                                       Spain
Torrington Sales Limited                                              Switzerland
The Torrington Company, Limited                                       United Kingdom
Torrington Ceska Republika s.r.o.                                     Czech Republic
Nadella S.A.                                                          France
Nadella Industries S.A.                                               France
Nadella UK Limited                                                    United Kingdom
Nadella GmbH                                                          Germany
Nadella S.A.                                                          Switzerland
Nadella S.p.A.                                                        Italy
Societe Belge de Roulements a Aiguilles Nadella                       Belgium

OPERATING BUSINESS UNITS OF IR ENTITIES                               COUNTRY OF OPERATIONS
---------------------------------------                               ---------------------
Engineered Solutions Operating Business Unit of
   Ingersoll-Rand Canada Inc.                                         Canada
Engineered Solutions Operating Business Unit of
   Ingersoll-Rand (Australia) Ltd.                                    Australia
Engineered Solutions Operating Business Unit of
   Ingersoll-Rand do Brasil Ltda.                                     Brazil
Engineered Solutions Operating Business Unit of
   Ingersoll-Rand Machinery (Shanghai) Company Limited.               China
Engineered Solutions Operating Business Unit of
   Ingersoll-Rand S.A. de C.V.                                        Mexico

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

The combined financial statements were prepared using IR's historical basis in the assets and liabilities of the Business. Changes in indebtedness between the Business and IR are reflected as part of the IR investment account in the accompanying combined balance sheet.

The combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. Allocation of costs for facilities, functions and certain services performed by IR organizations for the Business, including environmental and other risk management, internal audit, transportation services, administration of benefit and insurance programs and certain tax, legal, accounting and treasury functions have been made. All of the allocations and estimates in the combined financial statements are based on assumptions that the management of the Business and IR believe are reasonable in the circumstances. The Business' financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Business in the future or indicative of the results that would have been reported if the Business had operated as an unaffiliated enterprise.

The accompanying condensed combined financial statements should be read in conjunction with the combined financial statements for the Ingersoll-Rand Engineered Solutions Business for the year ended December 31, 2001.

NOTE 2 - RESTRUCTURING:

For the nine months ended September 30, 2002 and 2001, the Business recorded restructuring charges totaling $3,229 and $13,150 for employee termination benefits in connection with a reduction in workforce. As of September 30, 2002, the one manufacturing location was closed, and 1,172 employees were terminated, with an additional 274 expected by December 31, 2002. The balance at December 31, 2001 was $19. During the nine months ended September 30, 2002, provision for restructure was $3,229 and payments were $3,248. During the nine months ended September 30, 2002, the reduction in the restructuring liability was $3,248, which includes payments and amounts transferred to IR from which remaining obligations will be satisfied.

NOTE 3 - ACQUISITION OF BUSINESS:

In the fourth quarter of 2001, the Business acquired the remaining 50% of Nadella S.A. and its related entities (Nadella) from its joint venture partner. Nadella, based in Europe, supplies precision needle bearings for automotive and industrial applications. Nadella was previously 50% owned by the Business. The purchase price allocation for this acquisition is preliminary and further refinements are likely to be made based upon the completion of a final valuation study.

The Business applied the provisions of SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets" to the acquisition. Under the provisions of these standards, goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization, while all other intangible assets are to be amortized over their estimated useful lives. Amortization expense related to goodwill was $20 for the nine months ended September 30, 2001.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 4 - INVENTORIES:

Inventories are stated at cost, which is not in excess of market. Most U.S. manufactured inventories are valued on the last-in, first-out (LIFO) method. All other inventories are valued using the first-in, first-out (FIFO) method. The composition of inventories were as follows:

                                          September 30, 2002       December 31, 2001
                                          ------------------       -----------------
Raw materials and supplies                     $ 43,799                 $ 35,631
Work-in-process                                  50,487                   50,594
Finished goods                                  110,608                  123,041
                                               --------                 --------
                                                204,894                  209,266
Less - LIFO reserve                              55,465                   56,879
                                               --------                 --------
Total                                          $149,429                 $152,387
                                               --------                 --------

There were no liquidations of LIFO layers for all periods presented.

NOTE 5 - GOODWILL AND OTHER INTANGIBLE ASSETS:

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets". Under the provisions of this standard, goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization, but rather are tested for impairment at least annually. All other intangible assets are to be amortized over their estimated useful lives. Step one of the impairment testing required under SFAS No. 142 was completed by June 30, 2002. Under step one of the impairment test, a reporting unit was identified in accordance with the guidance of SFAS No. 142 and SFAS No. 131. The January 1, 2002 carrying value of the reporting unit was then compared to the fair value of a reporting unit. Fair value was computed by utilizing a discounted cash flow model. The fair value of the Business exceeded the carrying value.

The change in the carrying amount of goodwill from $4,161 to $4,614 for the nine months ended September 30, 2002 is due to translation adjustments.

The following table sets forth the gross amount and accumulated amortization of the Business' intangible assets:

                              September 30, 2002                  December 31, 2001
                              ------------------                  -----------------
                           Gross          Accumulated          Gross          Accumulated
                           amount         amortization         amount         amortization
                           ------         ------------         ------         ------------
 Land Use Right            $  803            $  101            $  803            $   90
 Other                        649               310               605               279
 Pension                    1,181                --             1,181                --
                           ------            ------            ------            ------
    Total                  $2,633            $  411            $2,589            $  369
                           ------            ------            ------            ------

Intangible asset amortization expense for the nine months ended 2002 was $121. Estimated intangible asset amortization expense for each of the next five fiscal years is expected to be $126 in 2003, $65 in 2004, $14 in 2005, $14 in 2006, and
$14 in 2007.

INGERSOLL-RAND ENGINEERED SOLUTIONS BUSINESS
(AN OPERATING BUSINESS UNIT OF INGERSOLL-RAND COMPANY LIMITED)

NOTES TO COMBINED FINANCIAL STATEMENTS
(ALL AMOUNTS IN THOUSANDS)

NOTE 6 - COMPREHENSIVE INCOME:

The components of comprehensive income for the nine months ended September 30, are as follows:

                                                         2002            2001
                                                       --------        --------
Net earnings                                           $ 28,001        $ 14,173
Other comprehensive income (loss):
   Foreign currency translation adjustment               12,437         (10,207)
                                                       --------        --------
Comprehensive income (loss)                            $ 40,438        $  3,966
                                                       --------        --------

NOTE 7 - SUBSEQUENT EVENT:

On October 16, 2002, IR announced that it had agreed to sell the Business to The Timken Company (Timken). The consideration will consist of $700 million in cash and $140 million of Timken common stock. The sale, which is subject to government regulatory approvals and debt and equity financing, is targeted to close by the end of the first quarter of 2003. The Business is comprised of IR's worldwide operations relating to precision bearings and motion-control components and assemblies, and includes the Torrington, Fafnir, Kilian, Nadella and IRB brands. The Business, which had 2001 revenues of $1.1 billion, employs approximately 10,500 people and operates 27 plants throughout the world. The impact of this transaction is not reflected in these financial statements.